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                                                                    Exhibit 10.1

                              NOMINATING AGREEMENT

     This NOMINATING AGREEMENT (this "AGREEMENT") is made as of November 14, 2004 between Perrigo Company, a Michigan corporation ("BUYER"), and the undersigned shareholder ("SHAREHOLDER") of Agis Industries (1983) Ltd., an Israeli public company (the "COMPANY").

                                    RECITALS:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer, Perrigo Israel Opportunities, Ltd., a private Israeli company and indirect wholly owned subsidiary of Buyer ("MERGER SUB"), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT"), pursuant to which Merger Sub will be merged with and into the Company (the "MERGER");

     WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer and Shareholder are entering into (i) an Undertaking Agreement (the "UNDERTAKING AGREEMENT"), pursuant to which Shareholder agrees to vote in favor of the transactions contemplated by the Merger Agreement and (ii) a Lockup Agreement (the "LOCKUP AGREEMENT"), pursuant to which Shareholder agrees, for a specific period of time, not to sell shares of Buyer common stock that Shareholder acquired upon the consummation of the Merger;

     WHEREAS, it is a condition to the willingness of Shareholder to enter into the Undertaking Agreement and the Lockup Agreement that Buyer provide Shareholder with the right to designate directors to the Board of Directors of Buyer in the manner set forth herein at the time of the consummation of the transactions contemplated by the Merger Agreement; and

     WHEREAS, in order to induce Shareholder to enter into the Undertaking Agreement and the Lockup Agreement, Buyer has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Definitions.

     (a) Capitalized terms used herein and not otherwise defined shall have the meaning of set forth in the Merger Agreement.

     (b) "OWN" with respect to any securities means actual ownership by the Shareholder (it being understood that any shares of Buyer common stock (i) beneficially owned by Shareholder but held in nominee or street name or (ii) transferred by Shareholder to a family member, trust or other entity controlled by Shareholder solely for estate or tax planning purposes shall be deemed Owned by Shareholder for purposes of this Agreement).

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     (c) "BOARD" means the Board of Directors of Buyer.

     (d) "DIRECTOR" means a member of the Board.

     (e) "INDEPENDENT" has the meaning set forth in the rules of the Nasdaq Stock Market.

2.       Director Nomination Rights.

     (a) On the Closing Date, the Board shall appoint Shareholder and one Independent candidate designated by Shareholder to the Board (provided, that if such Independent candidate has not been designated by Shareholder on or prior to the Closing Date, the Board shall appoint to the Board such Independent candidate when subsequently so designated by Shareholder). The parties hereto acknowledge and agree that the Shareholder shall be appointed to the Board to serve for a term expiring at Buyer's 2007 annual meeting term and such Independent candidate shall be appointed to the Board to serve for a term expiring at Buyer's 2006 annual meeting in order to comply with the requirements for staggered terms and apportioned classes of Directors set forth in Buyer's By-laws. Notwithstanding the foregoing, the appointment of Shareholder or any Shareholder-designated candidate pursuant to this Section 2(a), (i) shall be subject to the approval process of Buyer's Nominating & Governance Committee, consistent with Buyer's Corporate Governance Guidelines, and (ii) must have the requisite qualifications as determined in good faith by the Nominating & Governance Committee; provided, however, that if for any reason the conditions set forth in clauses (i) and (ii) are not satisfied, Shareholder shall have the right to designate an alternate person or persons to be so nominated. Nothing in this Section 2 shall prevent the Board from acting in good faith in accordance with its Corporate Governance Guidelines while giving due consideration to the intent of this Agreement.

     (b) After the Closing Date, should there exist or occur any vacancy on the Board as a result of death, disability, retirement, resignation, removal or any other reason, including if any current Director shall not be nominated for re-election (other than any vacancy resulting from the death, disability, retirement, resignation or removal of Shareholder or any Shareholder Director), the Board shall appoint one additional Independent candidate designated by Shareholder to the Board to serve for a term of office continuing only until the next election of the class of Directors in which the vacancy occurs. The parties hereto acknowledge and agree that such Independent candidate shall be nominated to the same class as the Director that such Independent candidate is replacing. Notwithstanding the foregoing, the appointment of a Shareholder-designated candidate pursuant to this Section 2(b), (i) shall be subject to the approval process of Buyer's Nominating & Governance Committee, consistent with Buyer's Corporate Governance Guidelines, and (ii) must have the requisite qualifications as determined in good faith by the Nominating & Governance Committee; provided, however, that if for any reason the conditions set forth in clauses (i) and (ii) are not satisfied, Shareholder shall have the right to designate an alternate person or persons to be so nominated. Nothing in this Section 2 shall prevent the Board from acting in good faith in accordance with its Corporate Governance Guidelines while giving due consideration to the intent of this Agreement.

     (c) Following the initial appointments referenced in Sections 2(a) and (b) above,

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Buyer shall nominate for the Board at the next applicable annual meeting of the shareholders of Buyer, any Independent candidates designated by Shareholder pursuant to the terms of this Agreement (each such designated Independent candidate a "SHAREHOLDER DIRECTOR" and collectively, the "SHAREHOLDER DIRECTORS"); provided, however, that Buyer shall only be obligated to nominate any Shareholder Director at the annual meeting at which the term of the class of Directors to which any Shareholder Director belongs has expired and such class of Directors is up for election. In accordance with its Corporate Governance Guidelines, the Board shall submit in writing the name of any Shareholder Director to the Buyer Nominating & Governance Committee for election to the Board. The Company shall use its reasonable best efforts (i) to cause the Buyer Nominating & Governance Committee to include the name of the Shareholder Directors so submitted among its nominees for election to the Board and (ii) to cause the Board to unanimously recommend that the shareholders of Buyer vote in favor of the Shareholder Directors; provided, however, that if for any reason the conditions set forth in clauses (i) and (ii) are not satisfied, Shareholder shall have the right to designate an alternate person or persons to be so nominated. Nothing in this Section 2 shall prevent the Board from acting in good faith in accordance with its Corporate Governance Guidelines while giving due consideration to the intent of this Agreement.

     (d) Following the initial appointment of Shareholder referenced in Section 2(a) above, Buyer shall nominate Shareholder at each applicable annual meeting of the shareholders of Buyer to serve on the Board; provided, however, the Buyer shall only be obligated to nominate the Shareholder at each annual meeting at which the term of the class of Directors to which Shareholder belongs has expired and such class of Directors is up for election. In accordance with its Corporate Governance Guidelines, the Board shall submit in writing Shareholder's name to the Buyer Nominating & Governance Committee for election to the Board. The Company shall use its reasonable best efforts (i) to cause the Buyer Nominating & Governance Committee to include the Shareholder so submitted among its nominees for election to the Board and (ii) to cause the Board to unanimously recommend that the shareholders of Buyer to vote in favor of Shareholder. Nothing in this Section 2 shall prevent the Board from acting in good faith in accordance with its Corporate Governance Guidelines while giving due consideration to the intent of this Agreement.

     (e) The Shareholder Directors (but not the Shareholder), will each be invited to serve on at least one committee of the Board while serving as Directors, in accordance with and subject to their respective qualifications. The parties hereto acknowledge and agree that so long as each applicable Shareholder Director (i) submits to the proper approval process with the Nominating & Governance Committee, consistent with Buyer's Corporate Governance Guidelines and (ii) has the requisite qualifications as determined in good faith by the Nominating & Governance Committee, one of the Shareholder Directors will be invited to serve on the Audit Committee of the Board while serving as a Director and one of the Shareholder Directors will be invited to serve on the Compensation Committee of the Board while serving as a Director.

     (f) Subject to Sections 2(c), 2(g), 3, and 5, in the event any Shareholder Director dies, becomes disabled or resigns, retires or is removed from the Board, Shareholder shall have the right to designate a replacement director to fill such vacancy to serve for a term of office

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continuing only until the next election of the class of Directors in which the vacancy occurs and such replacement director shall be considered a "Shareholder Director" for purposes of this Agreement.

     (g) (i) The rights of Shareholder to designate any Shareholder Director, the right of any Shareholder Director to sit on the Board, and the obligations of the Board and Buyer pursuant to this Section 2 with respect to the Shareholder Directors shall terminate in the event that Shareholder both (A) ceases to Own 9% of the outstanding shares of Buyer common stock and (B) ceases to Own 9,000,000 shares of Buyer common stock.

             (ii) All rights of Shareholder, including without limitation, the right of Shareholder to sit on the Board, and the obligations of the Board and Buyer pursuant to this Section 2, shall terminate in the event Shareholder ceases to Own 5,000,000 shares of Buyer common stock.

3.       Resignation of Directors.

     (a) Each Shareholder Director shall tender his or her resignation from the Board, (i) at the time Shareholder both (A) ceases to Own 9% of the outstanding shares of Buyer common stock and (B) ceases to Own 9,000,000 shares of Buyer common stock, or (ii) if such person is no longer entitled to serve on the Board pursuant to the terms hereof. In the event Buyer shall not have accepted such resignation offer within 30 days following the date thereof, the Shareholder Director shall continue to serve on the Board until the next election of the class of Directors to which such Shareholder Director belongs. Buyer's obligations to nominate and recommend each Shareholder Director is conditioned upon each such Shareholder Director's execution and delivery to Buyer of a written agreement to be bound by the terms of this Section 3.

     (b) Shareholder shall tender his resignation from the Board, (i) at the time Shareholder ceases to Own 5,000,000 shares of Buyer common stock, or (ii) if he is no longer entitled to serve on the Board pursuant to the terms hereof. In the event Buyer shall not have accepted such resignation offer within 30 days following the date thereof, Shareholder shall continue to serve on the Board until the next election of the class of Directors to which Shareholder belongs.

4. Equal Treatment. Buyer shall provide the same compensation and rights and benefits of indemnity to the Shareholder Directors as are provided to other non-employee directors.

5. Limitations on Nomination Rights. Notwithstanding anything contained in this Agreement to the contrary, Shareholder shall not be entitled to designate any Shareholder Directors if the nomination of such Shareholder Directors would violate applicable law or would result in a breach by the Board of its fiduciary duties to Buyer and its shareholders, the approval process of the Nominating & Governance Committee, or the Board's Corporate Governance Guidelines while giving due consideration to the intent of this Agreement; provided, however, that the foregoing shall not affect the Shareholder's right to designate an alternate person or persons to be so nominated.

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6.       Amendments and Waivers.

     Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by law,
(a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

7. Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. Subject to the foregoing sentence, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

8. Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

9. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given; (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

                           If to Buyer, to:

                           Perrigo Company
                           515 Eastern Avenue
                           Allegan, MI 49010
                           Attention:  Chief Executive Officer
                           Telecopier: 269-673-7535

                           and

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                           Perrigo Company
                           515 Eastern Avenue
                           Allegan, MI 49010
                           Attention:  Vice President and General Counsel
                           Telecopier: 269-673-1386

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           502 Carnegie Center
                           Princeton, NJ 08540
                           Attention:  Randall B. Sunberg, Esq.
                           Telecopier: 609-919-6639

                  If to Shareholder:

                           Moshe Arkin
                           29 Lehi Street
                           Bnei-Brak 51200
                           Israel
                           Telecopier: 972-3-577-3500

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY 10036
                           Attn:  David Fox, Esq.
                                  Thomas W. Greenberg, Esq.
                           Telecopier: 212-735-2000

                           and

                           Rosenberg, Hacohen, Goddard & Ephrat
                           24 Raoul Wallenberg Street
                           Tel-Aviv 69719
                           Israel
                           Attn:  Dan Hacohen, Adv.
                           Telecopier: 972-3-766-6567

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or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

10. Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

11. Counterparts. This Agreement may be executed in counterparts, and either party may execute such counterpart, both of which when executed and delivered shall be deemed to be an original and which counterparts taken together shall constitute but one and the same instrument.

12. Severability; Enforcement. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without the necessity of demonstrating damages or posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

14. Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of any court of competent jurisdiction in the State of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding in any court of competent jurisdiction in the State of New York. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in a court of competent jurisdiction in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 14. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in a court of competent jurisdiction in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE)

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ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE
NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

15. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York; provided, however, that any matter involving the internal corporate affairs of Buyer shall be governed by the provisions of the jurisdiction of its incorporation.

16. Condition to Effectiveness. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not be effective until the Effective Time. In the event the Effective Time does not occur, this Agreement shall not be valid, binding and enforceable against any of the parties hereto.

                           [Signature Page to Follow]



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     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

                                        PERRIGO COMPANY


                                        By:    /s/ David T. Gibbons
                                           -----------------------------
                                        Name:  David T. Gibbons
                                        Title: Chairman, President & CEO


                                        SHAREHOLDER


                                          /s/ Moshe Arkin
                                        --------------------------------
                                        (Signature)

                                          Moshe Arkin
                                        --------------------------------
                                        Print Name









                    [Signature Page to Nominating Agreement]